NEWS RELEASE

For Immediate Release
July 23, 2015

For Further Information Contact:
Charles R. Hageboeck, President and Chief Executive Officer
(304) 769-1102

City Holding Company Announces Second Quarter Results

Charleston, West Virginia - City Holding Company, “the Company” (NASDAQ:CHCO), a $3.5 billion bank holding company headquartered in Charleston, today announced second quarter net income per diluted share of $0.78 and net income of $12.0 million. For the second quarter of 2015, the Company achieved a return on assets of 1.34%, a return on tangible equity of 14.1%, a net interest margin of 3.82%, and an efficiency ratio of 54.8%. For the six months ended June 30, 2015, the Company achieved net income of $30.0 million, a return on assets of 1.69%, a return on tangible equity of 17.8%, a net interest margin of 3.90%, and an efficiency ratio of 54.5%.

Net Interest Income

The Company’s tax equivalent net interest income declined $0.6 million, or 2.1%, from $29.5 million during the first quarter of 2015 to $28.9 million during the second quarter of 2015. This is primarily due to the anticipated decrease in accretion related to earlier acquisitions of Virginia Savings and Community Bank ($1.6 million for quarter ended June 30, 2015 compared to $2.5 million for the quarter ended March 31, 2015). The Company’s reported net interest margin decreased from 3.99% for the first quarter of 2015 to 3.82% for the second quarter of 2015. Excluding the favorable impact of the accretion from the fair value adjustments, the net interest margin would have been 3.60% for the quarter ended June 30, 2015 and 3.66% for the quarter ended March 31, 2015. An important factor in this decrease is that City continues to originate a significant portion of its commercial loans based on WSJ Prime or LIBOR. In addition, the Company has elected to keep fixed rate investment security balances at approximately 10% of total assets and allow cash balances to increase. By taking these measures, the Company believes that it has positioned its balance sheet to benefit from a rising rate environment.

Credit Quality - Asset Quality Continues to Improve

The Company’s ratio of nonperforming assets to total loans and other real estate owned improved from 0.96% at March 31, 2015 to 0.84% at June 30, 2015. Excluded from this ratio are purchased credit-impaired loans in which the Company estimated cash flows and estimated a credit mark. These loans are considered performing loans provided that the loan is performing in accordance with the estimated expectations. Such loans would be considered nonperforming loans if the loan’s performance deteriorates below the initial expectations. Total past due loans declined from $10.2 million, or 0.39% of total loans outstanding, at March 31, 2015 to $9.6 million, or 0.36% of total loans outstanding, at June 30, 2015. Acquired past due loans represent approximately 37% of total past due loans at June 30, 2015 and have declined $12.9 million, or 78.5%, since March 31, 2013.

As a result of the Company’s quarterly analysis of the adequacy of the Allowance for Loan Losses (“ALLL”), the Company recorded a provision for loan losses of $2.8 million in the second quarter of

2015, compared to $0.4 for the comparable period in 2014 and $0.9 million for the first quarter of 2015. The provision for loan losses recorded in the second quarter of 2015 reflects difficulties encountered by a certain commercial borrower of the Company engaged in the mining and energy sectors (per the North American Industry Classification System (NAICS)) during the quarter and a charge-off related to a specific credit of said borrower. In addition, as a result of this loss, the historical loss rates used to compute the allowance not specifically allocated to individual credits for loans in our commercial and industrial mining and energy sector increased which resulted in an increase in the provision for the quarter. City’s portfolio of loans in the mining and energy sector is approximately $20 million and does not include any direct loans to any mine or mining operation. For the six months ended June 30, 2015, the Company recorded provision for loan losses of $3.7 million and net charge offs for the same period were approximately $3.2 million. Changes in the amount of the provision and related allowance are based on the Company’s detailed systematic methodology and are directionally consistent with changes in the composition and quality of the Company’s loan portfolio. The Company believes its methodology for determining the adequacy of its ALLL adequately provides for probable losses inherent in the loan portfolio.

Non-interest Income

During the second quarter of 2015, the Company realized investment gains of $2.1 million from the call of trust preferred securities which represented a partial recovery of impairment charges previously recognized. Excluding investment security transactions, non-interest income decreased $1.0 million to $13.3 million in the second quarter of 2015 as compared to $14.3 million in the second quarter of 2014. The primary reason for this decrease was the sale of CityInsurance effective January 1, 2015, which had insurance commission revenues of $1.3 million in the second quarter of 2014.

Non-interest Expenses

Non-interest expenses decreased $1.1 million, from $24.3 million in the second quarter of 2014 to $23.2 million in the second quarter of 2015. This decline was largely due to a decrease in salaries and employee benefits of $0.8 million as a result of the sale of CityInsurance.

Balance Sheet Trends

Loans increased $52.0 million (2.0%) from March 31, 2015 to $2.68 billion at June 30, 2015. Residential real estate loans increased $22.2 million (1.7%), commercial real estate loans increased $20.6 million (2.0%), and commercial and industrial (“C&I”) loans increased $9.9 million (7.5%).

Total average depository balances increased $24.8 million, or 0.9%, from the quarter ended March 31, 2015 to the quarter ended June 30, 2015. Increases in noninterest-bearing deposits ($14.4 million), savings deposits ($14.3 million) and interest-bearing deposits ($11.2 million), were partially offset by a decrease in time deposits of $15.1 million.

Income Tax Expense

The Company’s effective income tax rate for the second quarter of 2015 was 33.8% compared to 31.4% for the year ended December 31, 2014, and 33.7% for the quarter ended June 30, 2014. The effective rate is based upon the Company’s expected tax rate for the year ending December 31, 2015.

Capitalization and Liquidity

The Company’s loan to deposit ratio was 92.5% and the loan to asset ratio was 76.4% at June 30, 2015. The Company maintained investment securities totaling 10.9% of assets as of this date. Further, the Company’s deposit mix is weighted heavily toward checking and saving accounts that fund 54.2% of assets at June 30, 2015. Time deposits fund 28.4% of assets at June 30, 2015, but very few of these deposits are in accounts that have balances of more than $250,000, reflecting the core retail orientation of the Company.

The Company continues to be strongly capitalized. The Company’s tangible equity ratio was 9.9% at June 30, 2015 compared to 9.4% at December 31, 2014. At June 30, 2015, City National Bank’s Leverage Ratio is 9.26%, its Common Equity Tier I ratio is 12.26%, its Tier I Capital ratio is 13.24%, and its Total Risk-Based Capital ratio is 14.10%. These regulatory capital ratios are significantly above levels required to be considered “well capitalized,” which is the highest possible regulatory designation.

On June 24, 2015, the Board approved a quarterly cash dividend of $0.42 cents per share payable July 31, 2015, to shareholders of record as of July 15, 2015.

City Holding Company is the parent company of City National Bank of West Virginia. City National operates 82 branches across West Virginia, Virginia, Kentucky and Ohio.

On June 1, 2015, the Company announced that City National Bank of West Virginia had executed an agreement to acquire three branches in Lexington, Kentucky, from American Founders Bank, Inc., a wholly-owned subsidiary of Financial Holdings, Inc. The proposed acquisition is expected to be completed in the third quarter of 2015, pending regulatory approval and the completion of other closing conditions. This acquisition is expected to be immediately accretive to earnings per share.

Forward-Looking Information

This news release contains certain forward-looking statements that are included pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Such information involves risks and uncertainties that could result in the Company's actual results differing materially from those projected in the forward-looking statements. Important factors that could cause actual results to differ materially from those discussed in such forward-looking statements include, but are not limited to, (1) the Company may incur additional loan loss provision due to negative credit quality trends in the future that may lead to a deterioration of asset quality; (2) the Company may incur increased charge-offs in the future; (3) the Company could have adverse legal actions of a material nature; (4) the Company may face competitive loss of customers; (5) the Company may be unable to manage its expense levels; (6) the Company may have difficulty retaining key employees; (7) changes in the interest rate environment may have results on the Company’s operations materially different from those anticipated by the Company’s market risk management functions; (8) changes in general economic conditions and increased competition could adversely affect the Company’s operating results; (9) changes in other regulations and government policies affecting bank holding companies and their subsidiaries, including changes in monetary policies, could negatively impact the Company’s operating results; (10) the Company may experience difficulties growing loan and deposit balances; (11) the current economic environment poses significant challenges for us and could adversely affect our financial condition and results of operations; (12) deterioration in the financial condition of the U.S. banking system may impact the valuations of investments the Company has made in the securities of other financial institutions resulting in either actual losses or other than temporary impairments on such investments; (13) the effects of the Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and the regulations promulgated and to be promulgated thereunder, which may subject the Company and its subsidiaries to a variety of new and more stringent legal and regulatory requirements which adversely affect their respective businesses; (14) the impact of new minimum capital thresholds established as a part of the implementation of Basel III; and (15) other risk factors relating to the banking industry or the Company as detailed from time to time in the Company’s reports filed with the Securities and Exchange Commission, including those risk factors included in the disclosures under the heading “ITEM 1A Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014.  Forward-looking statements made herein reflect management's expectations as of the date such statements are made. Such information is provided to assist stockholders and potential investors in understanding current and anticipated financial operations of the Company and is included pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances that arise after the date such statements are made. Further, the Company is required to evaluate subsequent events through the filing of its June 30, 2015 Form 10-Q. The Company will continue to evaluate the impact of any subsequent events on the preliminary June 30, 2015 results and will adjust the amounts if necessary.

CITY HOLDING COMPANY AND SUBSIDIARIES
Financial Highlights
(Unaudited)

	Three Months Ended June 30,		Percent
	2015	2014	Change

Earnings ($000s, except per share data):
Net Interest Income (FTE)	$28,927	$29,006	(0.27)%
Net Income available to common shareholders	11,983	12,757	(6.07)%
Earnings per Basic Share	0.78	0.81	(3.35)%
Earnings per Diluted Share	0.78	0.80	(2.56)%

Key Ratios (percent):
Return on Average Assets	1.34%	1.50%	(10.49)%
Return on Average Tangible Equity	14.05%	15.77%	(10.90)%
Net Interest Margin	3.82%	3.95%	(3.38)%
Efficiency Ratio	54.81%	55.75%	(1.68)%
Average Shareholders' Equity to Average Assets	11.54%	11.71%	(1.45)%

Consolidated Risk Based Capital Ratios (a):
CET I	14.17%	*	N/A
Tier I	14.82%	13.69%	8.25%
Total	15.70%	14.54%	7.98%

Tangible Equity to Tangible Assets	9.89%	9.80%	0.89%

Common Stock Data:
Cash Dividends Declared per Share	$0.42	$0.40	5.00%
Book Value per Share	26.92	25.45	5.76%
Tangible Book Value per Share	22.29	20.67	7.83%
Market Value per Share:
High	50.22	46.43	8.16%
Low	45.00	41.74	7.81%
End of Period	49.25	45.12	9.15%

Price/Earnings Ratio (b)	15.69	13.90	12.93%

	Six Months Ended June 30,		Percent
	2015	2014	Change

Earnings ($000s, except per share data):
Net Interest Income (FTE)	$58,459	$59,196	(1.25)%
Net Income available to common shareholders	29,975	26,560	12.86%
Earnings per Basic Share	1.97	1.69	16.52%
Earnings per Diluted Share	1.96	1.67	17.51%

Key Ratios (percent):
Return on Average Assets	1.69%	1.57%	7.96%
Return on Average Tangible Equity	17.77%	16.54%	7.46%
Net Interest Margin	3.90%	4.05%	(3.58)%
Efficiency Ratio	54.52%	53.99%	0.99%
Average Shareholders' Equity to Average Assets	11.51%	11.67%	(1.39)%

Common Stock Data:
Cash Dividends Declared per Share	0.84	0.80	5.00%
Market Value per Share:
High	50.22	46.69	7.56%
Low	41.76	41.74	0.05%

Price/Earnings Ratio (b)	12.53	13.37	(6.32)%

(a) June 30, 2015 risk-based capital ratios are estimated.
(b) June 30, 2015 price/earnings ratio computed based on annualized second quarter 2015 earnings.
(c) The June 30, 2015 efficiency ratio calculation excludes the gain on sale of insurance division.
(*) Basel III CET 1 ratio requirements are effective beginning January 1, 2015 and are not required for prior periods.

CITY HOLDING COMPANY AND SUBSIDIARIES
Financial Highlights
(Unaudited)

Book Value and Market Price Range per Share
					Market Price
	Book Value per Share				Range per Share
	March 31	June 30	September 30	December 31	Low	High

2011	$20.39	$20.58	$20.86	$21.05	$26.06	$37.22
2012	21.46	21.63	22.14	22.47	30.96	37.16
2013	23.36	23.52	24.03	24.61	36.07	49.21
2014	25.05	25.45	25.52	25.85	41.20	46.95
2015	26.63	26.92			45.00	50.22

Earnings per Basic Share

	Quarter Ended
	March 31	June 30	September 30	December 31	Year-to-Date

2011	$0.62	$0.65	$0.77	$0.65	$2.68
2012	0.68	0.50	0.71	0.73	2.63
2013	0.51	0.83	0.89	0.84	3.07
2014	0.87	0.81	0.76	0.95	3.40
2015	1.18	0.78			1.97

Earnings per Diluted Share

	Quarter Ended
	March 31	June 30	September 30	December 31	Year-to-Date

2011	$0.62	$0.64	$0.76	$0.65	$2.67
2012	0.67	0.50	0.71	0.73	2.61
2013	0.51	0.82	0.88	0.83	3.04
2014	0.86	0.80	0.76	0.95	3.38
2015	1.17	0.78			1.96

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Statements of Income
(Unaudited) ($ in 000s, except per share data)

	Three Months Ended June 30,
	2015	2014

Interest Income
Interest and fees on loans	$28,812	$28,621
Interest on investment securities:
Taxable	2,641	2,930
Tax-exempt	267	277
Total Interest Income	31,720	31,828

Interest Expense
Interest on deposits	2,699	2,737
Interest on short-term borrowings	85	85
Interest on long-term debt	153	151
Total Interest Expense	2,937	2,973
Net Interest Income	28,783	28,855
Provision for loan losses	2,836	435
Net Interest Income After Provision for Loan Losses	25,947	28,420

Non-Interest Income
Gains on sale of investment securities	2,116	818
Service charges	6,589	6,739
Bankcard revenue	4,002	3,838
Insurance commissions	—	1,319
Trust and investment management fee income	1,201	1,111
Bank owned life insurance	783	765
Gain on sale of insurance division	—	—
Other income	714	549
Total Non-Interest Income	15,405	15,139

Non-Interest Expense
Salaries and employee benefits	12,193	12,977
Occupancy and equipment	2,529	2,395
Depreciation	1,516	1,533
FDIC insurance expense	445	357
Advertising	701	925
Bankcard expenses	797	833
Postage, delivery, and statement mailings	507	530
Office supplies	347	420
Legal and professional fees	542	612
Telecommunications	463	506
Repossessed asset losses, net of expenses	335	142
Merger related expenses	108	—
Other expenses	2,761	3,075
Total Non-Interest Expense	23,244	24,305
Income Before Income Taxes	18,108	19,254
Income tax expense	6,125	6,497
Net Income Available to Common Shareholders	$11,983	$12,757

Distributed earnings allocated to common shareholders	$6,344	$6,178
Undistributed earnings allocated to common shareholders	5,505	6,448
Net earnings allocated to common shareholders	$11,849	$12,626

Average common shares outstanding	15,104	15,556
Effect of dilutive securities:
Employee stock options and warrants	23	150
Shares for diluted earnings per share	15,127	15,706

Basic earnings per common share	$0.78	$0.81
Diluted earnings per common share	$0.78	$0.80
Dividends declared per common share	$0.42	$0.40

Comprehensive Income	$10,344	$14,462

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Statements of Income
(Unaudited) ($ in 000s, except per share data)

	Six months ended June 30,
	2015	2014

Interest Income
Interest and fees on loans	$58,200	$58,355
Interest on investment securities:
Taxable	5,353	5,933
Tax-exempt	531	558
Total Interest Income	64,084	64,846

Interest Expense
Interest on deposits	5,440	5,490
Interest on short-term borrowings	167	160
Interest on long-term debt	303	301
Total Interest Expense	5,910	5,951
Net Interest Income	58,174	58,895
Provision for loan losses	3,724	1,798
Net Interest Income After Provision for Loan Losses	54,450	57,097

Non-Interest Income
Gains on sale of investment securities	2,130	901
Service charges	12,516	12,899
Bankcard revenue	8,076	7,523
Insurance commissions	—	3,344
Trust and investment management fee income	2,401	2,148
Bank owned life insurance	1,547	1,521
Gain on sale of insurance division	11,084	—
Other income	1,672	1,108
Total Non-Interest Income	39,426	29,444

Non-Interest Expense
Salaries and employee benefits	24,372	26,116
Occupancy and equipment	5,119	5,010
Depreciation	3,027	3,011
FDIC insurance expense	895	767
Advertising	1,405	1,749
Bankcard expenses	1,615	1,639
Postage, delivery, and statement mailings	1,068	1,105
Office supplies	693	830
Legal and professional fees	1,109	1,021
Telecommunications	938	844
Repossessed asset losses, net of expenses	555	521
Merger related expenses	108	—
Other expenses	5,505	5,068
Total Non-Interest Expense	46,409	47,681
Income Before Income Taxes	47,467	38,860
Income tax expense	17,492	12,300
Net Income Available to Common Shareholders	$29,975	$26,560

Distributed earnings allocated to common shareholders	$12,688	$12,356
Undistributed earnings allocated to common shareholders	16,950	13,931
Net earnings allocated to common shareholders	$29,638	$26,287

Average common shares outstanding	15,079	15,583
Effect of dilutive securities:
Employee stock options and warrants	22	155
Shares for diluted earnings per share	15,101	15,738

Basic earnings per common share	$1.97	$1.69
Diluted earnings per common share	$1.96	$1.67
Dividends declared per common share	$0.84	$0.80

Comprehensive Income	$29,242	$29,041

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Statements of Changes in Stockholder's Equity
(Unaudited) ($ in 000s, except per share data)

	Three Months Ended
	June 30, 2015	June 30, 2014

Balance at April 1	$405,075	$393,750

Net income	11,983	12,757
Other comprehensive income:
Change in unrealized (loss) gain on securities available-for-sale	(1,639)	1,705
Cash dividends declared ($0.42/share) and ($0.40/share), respectively	(6,418)	(6,225)
Issuance of stock award shares, net	320	316
Exercise of 750 stock options	23	—
Exercise of 12,000 stock options	—	355
Exercise of 61,796 warrants	1,896	—
Purchase of 126,506 common shares of treasury	—	(5,427)
Balance at June 30	$411,240	$397,231

	Six Months Ended
	June 30, 2015	June 30, 2014

Balance at January 1	$390,853	$387,623

Net income	29,975	26,560
Other comprehensive income:
Change in unrealized gain (loss) on securities available-for-sale	(733)	2,481
Cash dividends declared ($0.84/share) and ($0.80/share), respectively	(12,807)	(12,512)
Issuance of stock award shares, net	1,060	889
Exercise of 29,250 stock options	996	—
Exercise of 19,000 stock options	—	553
Exercise of 61,796 warrants	1,896	—
Purchase of 194,651 common shares of treasury	—	(8,363)
Balance at June 30	$411,240	$397,231

CITY HOLDING COMPANY AND SUBSIDIARIES
Condensed Consolidated Quarterly Statements of Income
(Unaudited) ($ in 000s, except per share data)

	Quarter Ended
	June 30	March 31	December 31	September 30	June 30
	2015	2015	2014	2014	2014

Interest income	$31,720	$32,364	$32,282	$32,438	$31,828
Taxable equivalent adjustment	144	142	164	152	151
Interest income (FTE)	31,864	32,506	32,446	32,590	31,979
Interest expense	2,937	2,973	3,041	2,968	2,973
Net interest income	28,927	29,533	29,405	29,622	29,006
Provision for loan losses	2,836	888	384	1,872	435
Net interest income after provision
for loan losses	26,091	28,645	29,021	27,750	28,571

Noninterest income	15,405	24,021	14,669	14,609	15,139
Noninterest expense	23,244	23,165	23,035	24,325	24,305
Income before income taxes	18,252	29,501	20,655	18,034	19,405
Income tax expense	6,125	11,367	5,961	6,010	6,497
Taxable equivalent adjustment	144	142	164	152	151
Net income	$11,983	$17,992	$14,530	$11,872	$12,757

Allocated to common shareholders:
Distributed earnings	$6,344	$6,315	$5,996	$6,073	$6,178
Undistributed earnings	5,505	11,468	8,378	5,673	6,448
Net earnings allocated to common shareholders	$11,849	$17,783	$14,374	$11,746	$12,626

Average common shares outstanding	15,104	15,067	15,096	15,363	15,556
Effect of dilutive securities:
Employee stock options and warrants	23	82	86	82	150
Shares for diluted earnings per share	15,127	15,149	15,182	15,445	15,706

Basic earnings per common share	$0.78	$1.18	$0.95	$0.76	$0.81
Diluted earnings per common share	0.78	1.17	0.95	0.76	0.80

Cash dividends declared per share	0.42	0.42	0.40	0.40	0.40

Net Interest Margin	3.82%	3.99%	3.89%	3.95%	3.95%

Interest Income from Accretion Related to Fair
Value Adjustments Recorded as a
Result of Acquisition:	$1,607	$2,450	$1,307	$1,836	$1,494

Net Interest Margin (excluding accretion)	3.60%	3.66%	3.71%	3.71%	3.75%

CITY HOLDING COMPANY AND SUBSIDIARIES
Non-Interest Income and Non-Interest Expense
(Unaudited) ($ in 000s)

	Quarter Ended
	June 30	March 31	December 31	September 30	June 30
	2015	2015	2014	2014	2014

Non-Interest Income:
Service charges	$6,589	$5,927	$6,750	$6,934	$6,739
Bankcard revenue	4,002	4,074	3,744	3,796	3,838
Insurance commissions	—	—	1,238	1,396	1,319
Trust and investment management fee income	1,201	1,200	1,363	1,103	1,111
Bank owned life insurance	783	764	778	771	765
Gain on sale of insurance division	—	11,084	—	—	—
Other income	714	958	612	538	549
Subtotal	13,289	24,007	14,485	14,538	14,321
Gain (loss) on sale of investment securities	2,116	14	184	71	818
Total Non-Interest Income	$15,405	$24,021	$14,669	$14,609	$15,139

Non-Interest Expense:
Salaries and employee benefits	$12,193	$12,179	$12,489	$13,144	$12,977
Occupancy and equipment	2,529	2,590	2,449	2,531	2,395
Depreciation	1,516	1,511	1,534	1,542	1,533
FDIC insurance expense	445	450	448	432	357
Advertising	701	704	726	799	925
Bankcard expenses	797	818	891	843	833
Postage, delivery and statement mailings	507	561	549	557	530
Office supplies	347	346	360	405	420
Legal and professional fees	542	567	552	476	612
Telecommunications	463	475	522	510	506
Repossessed asset (gains) losses, net of expenses	335	220	27	31	142
Merger related expenses	108	—	—	—	—
Other expenses	2,761	2,744	2,488	3,055	3,075
Total Non-Interest Expense	$23,244	$23,165	$23,035	$24,325	$24,305

Employees (Full Time Equivalent)	844	845	889	908	912
Branch Locations	82	82	82	82	82

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Balance Sheets
($ in 000s)

	June 30, 2015	December 31, 2014
	(Unaudited)
Assets
Cash and due from banks	$142,335	$138,503
Interest-bearing deposits in depository institutions	11,089	9,725
Federal funds sold	—	—
Cash and cash equivalents	153,424	148,228

Investment securities available-for-sale, at fair value	287,609	254,043
Investment securities held-to-maturity, at amortized cost	84,082	90,786
Other securities	9,926	9,857
Total investment securities	381,617	354,686

Gross loans	2,684,457	2,652,066
Allowance for loan losses	(20,809)	(20,150)
Net loans	2,663,648	2,631,916

Bank owned life insurance	96,663	95,116
Premises and equipment, net	75,900	77,988
Accrued interest receivable	7,838	6,826
Net deferred tax assets	32,674	36,766
Intangible assets	70,779	74,198
Other assets	30,080	35,909
Total Assets	$3,512,623	$3,461,633

Liabilities
Deposits:
Noninterest-bearing	$563,715	$545,465
Interest-bearing:
Demand deposits	646,198	639,932
Savings deposits	695,383	660,727
Time deposits	997,387	1,026,663
Total deposits	2,902,683	2,872,787
Short-term borrowings
Customer repurchase agreements	153,171	134,931
Long-term debt	16,495	16,495
Other liabilities	29,034	46,567
Total Liabilities	3,101,383	3,070,780

Stockholders' Equity
Preferred stock, par value $25 per share: 500,000 shares authorized; none issued	—	—
Common stock, par value $2.50 per share: 50,000,000 shares authorized;
18,499,282 shares issued at June 30, 2015 and December 31, 2014
less 3,222,332 and 3,345,590 shares in treasury, respectively	46,249	46,249
Capital surplus	105,891	107,370
Retained earnings	379,379	362,211
Cost of common stock in treasury	(115,387)	(120,818)
Accumulated other comprehensive loss:
Unrealized gain on securities available-for-sale	457	1,190
Underfunded pension liability	(5,349)	(5,349)
Total Accumulated Other Comprehensive Loss	(4,892)	(4,159)
Total Stockholders' Equity	411,240	390,853
Total Liabilities and Stockholders' Equity	$3,512,623	$3,461,633

CITY HOLDING COMPANY AND SUBSIDIARIES
Investment Portfolio
(Unaudited) ($ in 000s)

		Credit-Related
		Net Investment
		Impairment
		Losses Through	Unrealized
	Original Cost	June 30, 2015	Gains (Losses)	Carrying Value
US Government Agencies	$5	—	$—	$5
Mortgage Backed Securities	309,159	—	68	309,227
Municipal Bonds	38,556	—	339	38,895
Pooled Bank Trust Preferreds	12,655	(11,689)	931	1,897
Single Issuer Bank Trust Preferreds,
Subdebt of Financial Institutions, and
Bank Holding Company Preferred Stocks	16,655	(15)	55	16,695
Money Markets and Mutual Funds	1,525	—	(10)	1,515
Federal Reserve Bank and FHLB stock	9,926	—	—	9,926
Community Bank Equity Positions	3,715	(1,584)	1,326	3,457
Total Investments	$392,196	$(13,288)	$2,709	$381,617

CITY HOLDING COMPANY AND SUBSIDIARIES
Loan Portfolio
(Unaudited) ($ in 000s)

	June 30	March 31	December 31	September 30	June 30
	2015	2015	2014	2014	2014

Residential real estate (1)	$1,325,453	$1,303,258	$1,294,576	$1,274,062	$1,242,972
Home equity - junior liens	143,772	143,670	145,604	146,965	145,452
Commercial and industrial	142,065	132,127	140,548	139,220	158,164
Commercial real estate (2)	1,032,333	1,011,777	1,028,831	1,025,835	984,830
Consumer	37,555	38,436	39,705	41,042	42,858
DDA overdrafts	3,279	3,203	2,802	3,618	3,501
Gross Loans	$2,684,457	$2,632,471	$2,652,066	$2,630,742	$2,577,777

Construction loans included in:
(1) - Residential real estate loans	$15,412	$17,459	$22,992	$22,426	$20,078
(2) - Commercial real estate loans	4,043	30,554	28,652	24,875	24,608

CITY HOLDING COMPANY AND SUBSIDIARIES
Acquisition Activity - Accretion
(Unaudited) ($ in 000s)

The following table presents the actual and forecasted accretion related to the fair value adjustments on net interest income recorded as a result of the Virginia Savings Bancorp ("Virginia Savings") and Community Financial Corporation ("Community") acquisitions:

	Virginia Savings		Community
	Loan	Certificates of	Loan	Certificates of
Year Ended:	Accretion (a)	Deposits (a)	Accretion (a)	Deposits (a)	Total

1Q 2015	$123	$129	$2,158	$40	$2,450
2Q 2015	189	129	1,249	40	1,607
Remainder 2015	204	259	1,172	80	1,715
2016	269	497	1,399	48	2,213
2017	140	—	1,047	—	1,187

a - 1Q & 2Q 2015 amounts are based on actual results. Remainder 2015, 2016 and 2017 amounts are based on estimated amounts.

Note: The amounts reflected in the table above require management to make significant assumptions based on estimated future default, prepayment and discount rates. Actual performance could be significantly different from that assumed, which could result in the actual results being materially different from the amounts forecasted above.

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Average Balance Sheets, Yields, and Rates
(Unaudited) ($ in 000s)

	Three Months Ended June 30,
		2015			2014
	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate
Assets:
Loan portfolio (1):
Residential real estate (2)	$1,453,000	$14,437	3.99%	$1,366,485	$13,696	4.02%
Commercial, financial, and agriculture (2)	1,159,741	12,703	4.39%	1,143,001	13,260	4.65%
Installment loans to individuals (2), (3)	45,743	1,170	10.26%	54,115	1,097	8.13%
Previously securitized loans (4)	***	502	***	***	568	***
Total loans	2,658,484	28,812	4.35%	2,563,601	28,621	4.48%
Securities:
Taxable	341,723	2,641	3.10%	345,419	2,930	3.40%
Tax-exempt (5)	29,501	411	5.59%	27,343	428	6.28%
Total securities	371,224	3,052	3.30%	372,762	3,358	3.61%
Deposits in depository institutions	10,468	—	—%	9,108	—	—%
Total interest-earning assets	3,040,176	31,864	4.20%	2,945,471	31,979	4.35%
Cash and due from banks	229,009			149,111
Bank premises and equipment	76,671			81,061
Other assets	244,661			247,510
Less: Allowance for loan losses	(20,789)			(21,474)
Total assets	$3,569,728			$3,401,679

Liabilities:
Interest-bearing demand deposits	647,991	125	0.08%	610,489	165	0.11%
Savings deposits	709,034	174	0.10%	634,718	198	0.13%
Time deposits (2)	1,006,376	2,400	0.96%	1,051,811	2,374	0.91%
Short-term borrowings	149,785	85	0.23%	133,282	85	0.26%
Long-term debt	16,495	153	3.72%	16,495	151	3.67%
Total interest-bearing liabilities	2,529,681	2,937	0.47%	2,446,795	2,973	0.49%
Noninterest-bearing demand deposits	585,720			527,679
Other liabilities	42,273			28,783
Stockholders' equity	412,054			398,422
Total liabilities and shareholders' equity	$3,569,728			$3,401,679
Net interest income		$28,927			$29,006
Net yield on earning assets			3.82%			3.95%

(1) For purposes of this table, non-accruing loans have been included in average balances and loan fees, which are immaterial, have been included in interest income.
(2) Included in the above table are the following amounts (in thousands) for the accretion of the fair value adjustments related to the acquisitions of Virginia Savings Bancorp ("Virginia Savings") and Community Financial Corporation ("Community"):

	Three Months Ended June 30, 2015			Three Months Ended June 30, 2014
	Virginia			Virginia
	Savings	Community	Total	Savings	Community	Total
Residential real estate	$87	$156	$243	$107	$143	$250
Commercial, financial, and agriculture	78	1,042	1,120	141	715	856
Installment loans to individuals	25	50	75	36	165	201
Time deposits	129	40	169	135	52	187
	$319	$1,288	$1,607	$419	$1,075	$1,494
(3) Includes the Company's consumer and DDA overdrafts loan categories.
(4) Effective January 1, 2012, the carrying value of the Company's previously securitized loans was reduced to $0.
(5) Computed on a fully Federal tax-equivalent basis, assuming a tax rate of approximately 35%.

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Average Balance Sheets, Yields, and Rates
(Unaudited) ($ in 000s)

	Six Months Ended June 30,
		2015			2014
	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate
Assets:
Loan portfolio (1):
Residential real estate (2)	$1,444,904	$28,637	4.00%	$1,358,564	$27,442	4.07%
Commercial, financial, and agriculture (2)	1,154,797	26,289	4.59%	1,155,235	27,496	4.80%
Installment loans to individuals (2), (3)	47,801	2,320	9.79%	53,340	2,275	8.60%
Previously securitized loans (4)	***	954	***	***	1,142	***
Total loans	2,647,502	58,200	4.43%	2,567,139	58,355	4.58%
Securities:
Taxable	334,494	5,353	3.23%	345,699	5,933	3.46%
Tax-exempt (5)	28,992	816	5.68%	27,424	859	6.32%
Total securities	363,486	6,169	3.42%	373,123	6,792	3.67%
Deposits in depository institutions	9,722	—	—%	8,970	—	—%
Total interest-earning assets	3,020,710	64,369	4.30%	2,949,232	65,147	4.45%
Cash and due from banks	225,727			137,232
Bank premises and equipment	77,152			81,635
Other assets	244,578			246,804
Less: Allowance for loan losses	(20,724)			(21,347)
Total assets	$3,547,443			$3,393,556

Liabilities:
Interest-bearing demand deposits	642,431	257	0.08%	611,139	341	0.11%
Savings deposits	701,907	355	0.10%	626,610	407	0.13%
Time deposits (2)	1,013,883	4,828	0.96%	1,060,887	4,742	0.90%
Short-term borrowings	139,676	167	0.24%	126,067	160	0.26%
Long-term debt	16,495	303	3.70%	16,495	301	3.68%
Total interest-bearing liabilities	2,514,392	5,910	0.47%	2,441,198	5,951	0.49%
Noninterest-bearing demand deposits	578,570			522,472
Other liabilities	46,112			33,717
Stockholders' equity	408,369			396,169
Total liabilities and shareholders' equity	$3,547,443			$3,393,556
Net interest income		$58,459			$59,196
Net yield on earning assets			3.90%			4.05%

(1) For purposes of this table, non-accruing loans have been included in average balances and loan fees, which are immaterial, have been included in interest income.
(2) Included in the above table are the following amounts (in thousands) for the accretion of the fair value adjustments related to the acquisitions of Virginia Savings Bancorp ("Virginia Savings") and Community Financial Corporation ("Community"):

	Six Months Ended June 30, 2015			Six Months Ended June 30, 2014
	Virginia			Virginia
	Savings	Community	Total	Savings	Community	Total
Residential real estate	$151	$289	$440	$258	$258	$516
Commercial, financial, and agriculture	106	3,000	3,106	255	2,039	2,294
Installment loans to individuals	55	117	172	70	354	424
Time deposits	259	80	339	266	145	411
	$571	$3,486	$4,057	$849	$2,796	$3,645
(3) Includes the Company's consumer and DDA overdrafts loan categories.
(4) Effective January 1, 2012, the carrying value of the Company's previously securitized loans was reduced to $0.
(5) Computed on a fully Federal tax-equivalent basis, assuming a tax rate of approximately 35%.

CITY HOLDING COMPANY AND SUBSIDIARIES
Analysis of Risk-Based Capital
(Unaudited) ($ in 000s)

	June 30	March 31	December 31	September 30	June 30
	2015 (a)	2015	2014	2014	2014
Tier I Capital:
Stockholders' equity	$411,240	$405,075	$390,853	$391,673	$397,231
Goodwill and other intangibles	(69,153)	(69,227)	(74,011)	(74,247)	(74,483)
Accumulated other comprehensive loss	4,892	3,253	4,159	2,921	2,509
Qualifying trust preferred stock	16,000	16,000	16,000	16,000	16,000
Excess deferred tax assets	—	(1,564)	(3,838)	(3,131)	(4,019)
Total tier I capital	$362,979	$353,537	$333,163	$333,216	$337,238
Qualifying trust preferred stock	$(16,000)	$(16,000)	*	*	*
Total CET I capital	$346,979	$337,537	*	*	*

Total Risk-Based Capital:
Tier I capital	$362,979	$353,537	$333,163	$333,216	$337,238
Qualifying allowance for loan losses	20,809	20,179	20,150	20,487	20,536
Unrealized gain on securities	600	704	560	630	605
Total risk-based capital	$384,388	$374,420	$353,873	$354,333	$358,379

Net risk-weighted assets	$2,448,848	$2,404,331	$2,493,078	$2,493,938	$2,464,081

Ratios:
Average stockholders' equity to average assets	11.54%	11.48%	11.40%	11.78%	11.71%
Tangible capital ratio	9.89%	9.60%	9.35%	9.58%	9.80%
Risk-based capital ratios:
CET I capital	14.17%	14.04%	*	*	*
Tier I capital	14.82%	14.7%	13.36%	13.36%	13.69%
Total risk-based capital	15.70%	15.57%	14.19%	14.21%	14.54%
Leverage capital	10.38%	10.23%	9.89%	10.07%	10.15%

(a) June 30, 2015 risk-based capital ratios are estimated.
(*) Basel III CET 1 ratio requirements are effective beginning January 1, 2015 and are not required prior periods.

CITY HOLDING COMPANY AND SUBSIDIARIES
Intangibles
(Unaudited) ($ in 000s)

	As of and for the Quarter Ended
	June 30	March 31	December 31	September 30	June 30
	2015	2015	2014	2014	2014

Intangibles, net	$70,779	$70,964	$74,198	$74,434	$74,670
Intangibles amortization expense	185	214	236	236	236

CITY HOLDING COMPANY AND SUBSIDIARIES
Summary of Loan Loss Experience
(Unaudited) ($ in 000s)

	Quarter Ended
	June 30	March 31	December 31	September 30	June 30
	2015	2015	2014	2014	2014

Balance at beginning of period	$20,179	$20,150	$20,487	$20,536	$21,044

Charge-offs:
Commercial and industrial	(1,898)	(94)	7	(325)	(1)
Commercial real estate	61	(337)	(260)	(696)	(587)
Residential real estate	(272)	(257)	(414)	(605)	(316)
Home equity	(17)	(91)	(21)	(142)	(38)
Consumer	(69)	(74)	(17)	(49)	(38)
DDA overdrafts	(313)	(311)	(363)	(390)	(321)
Total charge-offs	(2,508)	(1,164)	(1,068)	(2,207)	(1,301)

Recoveries:
Commercial and industrial	9	18	4	4	18
Commercial real estate	23	8	19	11	53
Residential real estate	54	10	96	28	39
Home equity	—	—	—	—	—
Consumer	51	28	32	43	53
DDA overdrafts	165	241	196	200	195
Total recoveries	302	305	347	286	358

Net charge-offs	(2,206)	(859)	(721)	(1,921)	(943)
Provision for (recovery of) acquired loans	299	246	148	(3)	150
Provision for loan losses	2,537	642	236	1,875	285
Balance at end of period	$20,809	$20,179	$20,150	$20,487	$20,536

Loans outstanding	$2,684,457	$2,632,471	$2,652,066	$2,630,742	$2,577,777
Average loans outstanding	2,658,484	2,636,400	2,639,106	2,600,142	2,563,601

Allowance as a percent of loans outstanding	0.78%	0.77%	0.76%	0.78%	0.80%
Allowance as a percent of non-performing loans	130.98%	121.81%	128.10%	112.61%	106.86%
Net charge-offs (annualized) as a
percent of average loans outstanding	0.33%	0.13%	0.11%	0.30%	0.15%
Net charge-offs, excluding overdraft deposit
accounts, (annualized) as a percent of average
loans outstanding	0.31%	0.12%	0.08%	0.27%	0.13%

CITY HOLDING COMPANY AND SUBSIDIARIES
Summary of Non-Performing Assets
(Unaudited) ($ in 000s)

	June 30	March 31	December 31	September 30	June 30
	2015	2015	2014	2014	2014

Nonaccrual loans	$15,623	$16,182	$15,307	$17,384	$18,423
Accruing loans past due 90 days or more	264	384	423	809	794
Total non-performing loans	15,887	16,566	15,730	18,193	19,217
Other real estate owned	6,729	8,771	8,180	9,162	9,129
Total non-performing assets	$22,616	$25,337	$23,910	$27,355	$28,346

Non-performing assets as a percent of loans
and other real estate owned	0.84%	0.96%	0.90%	1.04%	1.10%

CITY HOLDING COMPANY AND SUBSIDIARIES
Summary of Troubled Debt Restructurings
(Unaudited) ($ in 000s)

	June 30	March 31	December 31	September 30	June 30
	2015	2015	2014	2014	2014

Residential real estate	$19,021	$19,067	$18,492	$18,040	$19,212
Home equity - junior liens	2,662	2,741	2,688	2,821	2,858
Commercial and industrial	66	70	73	77	86
Commercial real estate	1,872	1,894	2,263	2,270	2,281
Consumer	—	—	—	—	—
Total	$23,621	$23,772	$23,516	$23,208	$24,437

CITY HOLDING COMPANY AND SUBSIDIARIES
Summary of Total Past Due Loans
(Unaudited) ($ in 000s)

	Originated
	June 30	March 31	December 31	September 30	June 30
	2015	2015	2014	2014	2014

Residential real estate	$4,107	$4,326	$5,164	$5,276	$5,794
Home equity - junior liens	393	543	746	751	926
Commercial and industrial	600	113	310	188	25
Commercial real estate	536	299	479	938	443
Consumer	82	122	197	58	80
DDA overdrafts	327	215	318	592	281
Total past due loans	$6,045	$5,618	$7,214	$7,803	$7,549

	Acquired
	June 30	March 31	December 31	September 30	June 30
	2015	2015	2014	2014	2014

Residential real estate	$1,163	$1,792	$714	$500	$873
Home equity - junior liens	5	86	2	16	3
Commercial and industrial	14	490	143	96	58
Commercial real estate	2,179	2,018	2,372	2,972	2,110
Consumer	175	150	221	162	374
DDA overdrafts	—	—	—	—	—
Total past due loans	$3,536	$4,536	$3,452	$3,746	$3,418

	Total
	June 30	March 31	December 31	September 30	June 30
	2015	2015	2014	2014	2014

Residential real estate	$5,270	$6,118	$5,878	$5,776	$6,667
Home equity - junior liens	398	629	748	767	929
Commercial and industrial	614	603	453	284	83
Commercial real estate	2,715	2,317	2,851	3,910	2,553
Consumer	257	272	418	220	454
DDA overdrafts	327	215	318	592	281
Total past due loans	$9,581	$10,154	$10,666	$11,549	$10,967

Total past due loans as a percent of loans outstanding	0.36%	0.39%	0.40%	0.44%	0.43%

CITY HOLDING COMPANY AND SUBSIDIARIES
Summary of Purchased Credit Impaired Loans
(Unaudited) ($ in 000s)

	Virginia Savings Acquisition
	June 30	March 31	December 31	September 30	June 30
	2015	2015	2014	2014	2014

Contractual required principal and interest	$2,376	$2,419	$2,407	$3,481	$3,735
Carrying value	1,984	1,979	1,964	2,987	3,098

	Community Acquisition
	June 30	March 31	December 31	September 30	June 30
	2015	2015	2014	2014	2014

Contractual required principal and interest	$18,546	$20,189	$23,277	$24,147	$27,394
Carrying value	13,958	14,627	15,365	15,518	17,902